PRESS RELEASE - FOR IMMEDIATE RELEASE

OMEGA ANNOUNCES SECOND QUARTER 2005 FINANCIAL RESULTS AND
ADJUSTED FFO OF $0.26 PER SHARE FOR THE SECOND QUARTER

TIMONIUM, MARYLAND - July 29, 2005 - Omega Healthcare Investors, Inc. (NYSE:OHI) today announced its results of operations for the quarter ended June 30, 2005. The Company also reported Funds From Operations (“FFO”) available to common stockholders for the three months ended June 30, 2005 of $8.1 million or $0.16 per common share. The $8.1 million of FFO available to common stockholders for the quarter includes the impact of a $3.4 million non-cash provision for impairment on an equity security investment, $2.0 million non-cash preferred stock redemption charge, $0.8 million lease expiration accrual and $0.3 million of non-cash restricted stock amortization expense offset by one-time revenue of $1.0 million. FFO is presented in accordance with the guidelines for the calculation and reporting of FFO issued by the National Association of Real Estate Investment Trusts (“NAREIT”). Adjusted FFO, which excludes the impact of the non-cash provision for impairment, non-cash redemption charge, the lease expiration accrual and the one-time revenue, was $0.26 per common share for the three months ended June 30, 2005. For more information regarding FFO, see “FFO Results” below.

GAAP NET INCOME

The Company reported net income of $2.3 million and $11.6 million for the three and six month periods ending June 30, 2005, respectively. The Company also reported a net loss available to common stockholders of $2.6 million, or a loss of $0.05 per diluted common share, and operating revenues of $25.8 million for the three months ended June 30, 2005. This compares to a net loss available to common stockholders of $0.4 million, or a loss of $0.01 per diluted common share, and operating revenues of $21.3 million for the same period in 2004.

SECOND QUARTER 2005 HIGHLIGHTS AND OTHER RECENT DEVELOPMENTS

•  Completed two separate acquisitions totaling $59 million of new investments yielding over 10%.
•  Sold four skilled nursing facilities (“SNFs”) for approximately $12 million of cash proceeds and a secured promissory note of $5.4 million.
•  Fully redeemed the Company's $50 million, 8.625% Series B preferred stock.
•  Increased the common dividend per share from $0.21 to $0.22.
•  Announced the potential sale of one SNF for $14.5 million in cash proceeds.

SECOND QUARTER 2005 RESULTS

Operating Revenues and Expenses - Operating revenues for the three months ended June 30, 2005 were $25.8 million. Operating expenses for the three months ended June 30, 2005 totaled $9.2 million, comprised of $6.2 million of depreciation and amortization expense, $1.8 million of general, administrative and legal expenses, $0.8 million lease expiration accrual, a provision for uncollectible accounts receivable of $0.1 million and $0.3 million of restricted stock amortization. The $0.8 million lease expiration accrual relates to disputed capital improvement requirements associated with a lease that expired June 30, 2005.

Other Expenses - Other expenses for the three months ended June 30, 2005 were $10.8 million and were comprised of a $3.4 million provision for impairment on an equity security investment, $6.9 million of interest expense and $0.5 million of non-cash interest expense.
In accordance with FASB Statement No. 115, ‘‘Accounting for Certain Investments in Debt and Equity Securities,” the Company has recorded a $3.4 million provision for impairment to write-down its 760,000 share investment in Sun Healthcare Group, Inc. common stock to its current fair market value. “Sun Healthcare’s financial performance has been consistently strong with respect to Omega’s assets and on a consolidated basis. We are confident in Sun as an operator and we look forward to the combined financial results after Sun closes on their recently announced Peak Medical Corporation acquisition,” said C. Taylor Pickett, President and CEO of Omega.

Funds From Operations - For the three months ended June 30, 2005, reportable FFO available to common stockholders was $8.1 million, or $0.16 per common share, compared to $5.1 million, or $0.11 per common share, for the same period in 2004. The $8.1 million of FFO for the quarter includes the impact of: i) $3.4 million provision for impairment on an equity security investment; ii) $2.0 million of non-cash preferred stock redemption charges; iii) $0.8 million lease expiration accrual; iv) $0.1 million provision for uncollectible notes receivable; v) $0.3 million of non-cash restricted stock amortization associated with the Company’s issuance of restricted stock grants to executive officers during 2004; and vi) $1.0 million of one-time revenue associated with the finalization of a mortgage payoff that occurred during the first quarter of 2005. However, when excluding the provision for impairment, redemption charge, lease expiration accrual, provision for uncollectible notes receivable, restricted stock amortization expense and one-time revenue described above in 2005, as well as, certain other non-recurring expense items in 2004, adjusted FFO was $13.6 million, or $0.26 per common share, compared to $10.5 million, or $0.22 per common share, for the same period in 2004. For further information, see the attached “Funds From Operations” schedule and notes.

Asset Sales - On June 30, 2005, the Company sold four SNFs to subsidiaries of Alden Management Services, Inc., who previously leased the facilities from the Company. All four facilities are located in Illinois. The sales price totaled approximately $17 million. The Company received net cash proceeds of approximately $12 million plus a secured promissory note of approximately $5.4 million. The sale resulted in a non-cash accounting loss of approximately $4.2 million.

On June 23, 2005, a $1.0 million deposit related to an agreement to sell a SNF in Florida was received into escrow on the Company’s behalf. On July 26, 2005, an additional $0.5 million deposit was received into escrow. The purchase price of the facility is $14.5 million. The closing is scheduled on or before September 30, 2005. The due diligence period has expired and the deposits are not refundable unless the Company breaches its obligations under the purchase agreement. At June 30, 2005, the net book value of the facility was approximately $8.2 million.

INVESTMENT ACTIVITY

Senior Management Services, Inc. - Effective June 1, 2005, the Company purchased two SNFs for a total investment of approximately $9.5 million. Both facilities, totaling 440 beds, are located in Texas. The facilities were consolidated into a master lease with subsidiaries of an existing operator, Senior Management Services, Inc., with annualized rent increasing by approximately $1.1 million, with annual escalators. The term of the existing master lease was extended to ten years and runs through May 31, 2015, followed by two renewal options of ten years each.

CommuniCare Health Services, Inc. - On June 28, 2005, the Company purchased five SNFs located in Ohio (3) and Pennsylvania (2), totaling 911 beds. The investment, excluding working capital, totaled approximately $50 million. The SNFs were purchased from an unrelated third party and are now operated by subsidiaries of CommuniCare Health Services, Inc., a current Company lessee, with the five facilities being consolidated into an existing master lease. The term of the master lease was extended to ten years to June 30, 2015, with two nine year renewal options. The annualized increase in rent under the master lease totals $5.1 million and contains annual escalators.

FINANCING ACTIVITY

Series B Preferred Stock Redemption - On May 2, 2005, the Company fully redeemed its 8.625% Series B Cumulative Preferred Stock (NYSE:OHI PrB) (“Series B”). The Company redeemed the 2.0 million shares of Series B at a price of $25.55104, comprising the $25 liquidation value and accrued dividend. Under FASB-EITF Issue D-42, ‘‘The Effect on the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock,” the repurchase of the Series B resulted in a non-cash charge to net income available to common shareholders of approximately $2.0 million reflecting the write-off of the original issuance costs of the Series B.

DIVIDENDS

Common Dividends - On July 19, 2005, the Company’s Board of Directors announced a common stock dividend of $0.22 per share to be paid August 15, 2005 to common stockholders of record on July 29, 2005. At the date of this release, the Company had approximately 51 million outstanding common shares.

Series D Preferred Dividends - On July 19, 2005, the Company’s Board of Directors declared the regular quarterly dividends for its 8.375% Series D Cumulative Redeemable Preferred Stock to stockholders of record on July 29, 2005. The stockholders of record of the Series D Preferred Stock on July 29, 2005 will be paid dividends in the amount of $0.52344 per preferred share on August 15, 2005. The liquidation preference for the Company’s Series D Preferred Stock is $25.00 per share. Regular quarterly preferred dividends for the Series D Preferred Stock represent dividends for the period May 1, 2005 through July 30, 2005.

2005 ADJUSTED FFO GUIDANCE INCREASED

The Company increased its guidance for 2005 adjusted FFO available to common stockholders to a range of $1.03 to $1.04 per common share. The previous guidance was a range of $1.00 to $1.02 per common share.

The Company's adjusted FFO guidance (and related GAAP earnings projections) for 2005 excludes the future impacts of gains and losses on the sales of assets, additional divestitures, certain one-time revenue and expense items, capital transactions, and restricted stock amortization expense.

Reconciliation of the adjusted FFO guidance to the Company's projected GAAP earnings is provided on a schedule attached to this Press Release. The Company may, from time to time, update its publicly announced FFO guidance, but it is not obligated to do so.

The Company's adjusted FFO guidance is based on a number of assumptions, which are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company's expectations may change. There can be no assurance that the Company will achieve these results.

CONFERENCE CALL

The Company will be conducting a conference call on Friday, July 29, 2005, at 10 a.m. EDT to review the Company’s 2005 second quarter results and current developments. To listen to the conference call via webcast, log on to www.omegahealthcare.com and click the “earnings call” icon on the Company’s home page. Webcast replays of the call will be available on the Company’s website for two weeks following the call.

* * * * * *

The Company is a Real Estate Investment Trust investing in and providing financing to the long-term care industry. At June 30, 2005, the Company owned or held mortgages on 216 skilled nursing and assisted living facilities with approximately 22,407 beds located in 28 states and operated by 38 third-party healthcare operating companies.

FOR FURTHER INFORMATION, CONTACT
Bob Stephenson, CFO at (410) 427-1700
________________________

This announcement includes forward-looking statements. All forward-looking statements included herein are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise. Such forward-looking statements should be regarded solely as reflections of the Company’s current operating plans and estimates. Statements regarding future events and developments and the Company’s future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, the Private Securities Litigation Reform Act of 1995 or in releases by the Securities and Exchange Commission, all of which may be amended from time to time. All forward-looking statements are subject to certain risks and uncertainties that could cause actual events to differ materially from those projected. Management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. Actual results may differ materially from those reflected in such forward-looking statements as a result of a variety of factors, including, among other things: (i) uncertainties relating to the business operations of the operators of the Company’s properties, including those relating to reimbursement by third-party payors, regulatory matters and occupancy levels; (ii) regulatory and other changes in the healthcare sector, including without limitation, changes in Medicare reimbursement; (iii) changes in the financial position of Omega's operators; (iv) the ability of operators in bankruptcy to reject unexpired lease obligations, modify the terms of Omega’s mortgages, and impede the ability of Omega to collect unpaid rent or interest during the pendency of a bankruptcy proceeding and retain security deposits for the debtor's obligations; (v) the availability and cost of capital; (vi) competition in the financing of healthcare facilities; and (vii) other factors identified in Omega’s filings with the Securities and Exchange Commission.

OMEGA HEALTHCARE INVESTORS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)
	June 30,	December 31,
	2005	2004
	(Unaudited)
ASSETS
Real estate properties
Land and buildings at cost	$893,785	$808,574
Less accumulated depreciation	(150,190)	(153,379)
Real estate properties - net	743,595	655,195
Mortgage notes receivable - net	43,883	118,058
	787,478	773,253
Other investments - net	24,750	29,699
	812,228	802,952
Assets held for sale - net	8,440	—
Total investments	820,668	802,952

Cash and cash equivalents	534	12,083
Accounts receivable - net	4,041	5,582
Other assets	28,202	12,733
Operating assets for owned properties	—	213
Total assets	$853,445	$833,563

LIABILITIES AND STOCKHOLDERS’ EQUITY
Revolving line of credit	$101,500	$15,000
Unsecured borrowings	360,000	360,000
Premium on unsecured borrowings	1,254	1,338
Other long-term borrowings	3,170	3,170
Accrued expenses and other liabilities	19,477	21,067
Operating liabilities for owned properties	386	508
Total liabilities	485,787	401,083

Stockholders’ equity:
Preferred stock	118,488	168,488
Common stock and additional paid-in-capital	599,827	597,780
Cumulative net earnings	202,574	191,013
Cumulative dividends paid	(508,426)	(480,292)
Cumulative dividends - redemption	(43,067)	(41,054)
Unamortized restricted stock awards	(1,738)	(2,231)
Accumulated other comprehensive loss	—	(1,224)
Total stockholders’ equity	367,658	432,480
Total liabilities and stockholders’ equity	$853,445	$833,563

OMEGA HEALTHCARE INVESTORS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Revenues
Rental income	$22,770	$17,112	$44,772	$33,176
Mortgage interest income	1,240	3,336	3,196	6,703
Other investment income - net	598	535	1,108	1,160
Miscellaneous	1,146	291	4,312	421
Total operating revenues	25,754	21,274	53,388	41,460

Expenses
Depreciation and amortization	6,202	4,983	12,092	9,805
General and administrative	1,838	1,783	3,664	3,786
Restricted stock expense	285	-	571	-
Provisions for impairment on real estate properties	-	-	3,700	-
Provisions for uncollectible mortgages, notes and accounts receivable	83	-	83	-
Leasehold expiration expense	750	-	750	-
Total operating expenses	9,158	6,766	20,860	13,591

Income before other income and expense	16,596	14,508	32,528	27,869
Other income (expense):
Interest and other investment income	24	77	65	96
Interest	(6,948)	(5,753)	(13,722)	(10,446)
Interest - amortization of deferred financing costs	(525)	(427)	(1,031)	(881)
Interest - refinancing costs	-	-	-	(19,106)
Provisions for impairment on equity securities	(3,360)	-	(3,360)	-
Owned and operated professional liability claims	-	(3,000)	-	(3,000)
Adjustment of derivatives to fair value	-	-	-	256
Total other expense	(10,809)	(9,103)	(18,048)	(33,081)

Income (loss) from continuing operations	5,787	5,405	14,480	(5,212)
(Loss) gain from discontinued operations	(3,530)	532	(2,919)	852
Net income (loss)	2,257	5,937	11,561	(4,360)
Preferred stock dividends	(2,864)	(4,002)	(6,423)	(8,689)
Preferred stock conversion and redemption charges	(2,013)	(2,311)	(2,013)	(41,054)
Net (loss) income available to common	$(2,620)	$(376)	$3,125	$(54,103)

Income (loss) per common share:
Basic:
Income (loss) from continuing operations	$0.02	$(0.02)	$0.12	$(1.25)
Net income (loss)	$(0.05)	$(0.01)	$0.06	$(1.23)
Diluted:
Income (loss) from continuing operations	$0.02	$(0.02)	$0.12	$(1.25)
Net income (loss)	$(0.05)	$(0.01)	$0.06	$(1.23)

Dividends declared and paid per common share	$0.21	$0.18	$0.41	$0.35

Weighted-average shares outstanding, basic	51,031	46,365	50,980	43,912
Weighted-average shares outstanding, diluted	51,365	46,365	51,339	43,912

Components of other comprehensive income:
Net income (loss)	$2,257	$5,937	$11,561	$(4,360)
Unrealized (loss) gain on investments and hedging contracts	-	(1,733)	-	2,722
Total comprehensive income (loss)	$2,257	$4,204	$11,561	$(1,638)

OMEGA HEALTHCARE INVESTORS, INC.
FUNDS FROM OPERATIONS
Unaudited
(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004

Net (loss) income available to common stockholders	$(2,620)	$(376)	$3,125	$(54,103)
Add back loss from real estate dispositions	4,165	137	4,202	488
Sub-total	1,545	(239)	7,327	(53,615)
Elimination of non-cash items included in net income (loss):
Depreciation and amortization	6,540	5,385	12,793	10,611
Funds from operations available to common stockholders	$8,085	$5,146	$20,120	$(43,004)

Weighted-average common shares outstanding, basic	51,031	46,365	50,980	43,912
Effect of restricted stock awards	71	—	55	—
Assumed exercise of stock options	263	777	304	809
Weighted-average common shares outstanding, diluted	51,365	47,142	51,339	44,721

Fund from operations per share available to common stockholders	$0.16	$0.11	$0.39	$(0.96)

Adjusted funds from operations:
Funds from operations available to common stockholders	$8,085	$5,146	$20,120	$(43,004)
Deduct/add legal settlements	—	3,000	—	3,000
Deduct adjustment of derivatives to fair value	—	—	—	(256)
Deduct prepayment penalty/administration fee	(1,003)	—	(4,059)	—
Add back restricted stock amortization expense	285	—	571	—
Add back non-cash preferred stock conversion/redemption charges	2,013	2,311	2,013	41,054
Add back credit facility exit fee	—	—	—	6,378
Add back leasehold expiration expense	750	—	750	—
Add back non-cash provision for impairments on real estate properties	—	—	3,700	—
Add back non-cash provision for impairments on equity securities	3,360	—	3,360	—
Add back provisions for uncollectible mortgages, notes and accounts receivable	83	—	83	—
Add back write-off of deferred financing charges	—	—	—	12,728
Adjusted funds from operations available to common stockholders	$13,573	$10,457	$26,538	$19,900

This press release includes Funds From Operations, or FFO, which is a non-GAAP financial measure. For purposes of the Securities and Exchange Commission’s (“SEC”) Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the company, or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented. As used in this press release, GAAP refers to general accepted accounting principles in the United States of America. Pursuant to the requirements of Regulation G, we have provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

We calculate and report FFO in accordance with the definition and interpretive guidelines issued by the National Association of Real Estate Investment Trusts ("NAREIT"), and consequently, FFO is defined as net income available to common stockholders, adjusted for the effects of asset dispositions and certain non-cash items, primarily depreciation and amortization. FFO available to common stockholders is further adjusted for the effect of restricted stock awards and the exercise of in-the-money stock options. We believe that FFO is an important supplemental measure of our operating performance. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time, while real estate values instead have historically risen or fallen with market conditions. The term FFO was designed by the real estate industry to address this issue. FFO herein is not necessarily comparable to FFO of other real estate investment trusts, or REITs, that do not use the same definition or implementation guidelines or interpret the standards differently from the Company.

Adjusted FFO is calculated as FFO available to common stockholders less one-time revenue and expense items. The Company believes that adjusted FFO provides an enhanced measure of the operating performance of the Company’s core portfolio as a REIT. The Company's computation of adjusted FFO is not comparable to the NAREIT definition of FFO or to similar measures reported by other REITs, but the Company believes it is an appropriate measure for this Company.

The Company uses FFO as one of several criteria to measure operating performance of our business. The Company further believes that by excluding the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and between other REITs.  The Company offers this measure to assist the users of our financial statements in analyzing our performance; however, this is not a measure of financial performance under GAAP and should not be considered a measure of liquidity, an alternative to net income or an indicator of any other performance measure determined in accordance with GAAP. Investor and potential investors in the Company’s securities should not rely on this measure as a substitute for any GAAP measure, including net income.

In February 2004, NAREIT informed its member companies that it was adopting the position of the SEC with respect to asset impairment charges and would no longer recommend that impairment write-downs be excluded from FFO. In the tables included in this press release, we have applied this interpretation and have not excluded asset impairment charges in calculating our FFO. As a result, our FFO may not be comparable to similar measures reported in previous disclosures. According to NAREIT, there is inconsistency among NAREIT member companies as to the adoption of this interpretation of FFO. Therefore, a comparison of our FFO results to another company's FFO results may not be meaningful.

The following table presents a range of the Company’s projected FFO per common share for 2005:

	2005 Projected FFO
Per diluted share:
Net income available to common stockholders	$0.43	−	$0.44
Adjustments:
Depreciation and amortization	0.48	−	0.48
Funds from operations available to common stockholders	$0.91	−	$0.92

Adjustments:
Provision for impairment on real estate properties	0.07	−	0.07
Provision for impairment on equity securities	0.06	−	0.06
Lease expiration expense accrual	0.01	−	0.01
Provision for uncollectible notes receivable	0.00	−	0.00
One-time revenue items	(0.08)	−	(0.08)
Restricted stock expense	0.02	−	0.02
Series B preferred stock redemption	0.04	−	0.04
Adjusted funds from operations available to common stockholders	$1.03	−	$1.04

The following table summarizes the results of operations of facilities sold during the three and six months ended June 30, 2005 and 2004, respectively.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
	(In thousands)		(In thousands)
Revenues
Rental income	$961	$1,058	$1,960	$2,117
Other income	12	13	24	29
Subtotal revenues	973	1,071	1,984	2,146
Expenses
Depreciation and amortization	338	402	701	806
Subtotal expenses	338	402	701	806

Income before loss on sale of assets	635	669	1,283	1,340
Loss on assets sold - net	(4,165)	(137)	(4,202)	(488)
(Loss) gain from discontinued operations	$(3,530)	$532	$(2,919)	$852

The following tables present selected portfolio information, including operator and geographic concentrations, and revenue maturities for the period ending June 30, 2005.

Portfolio Composition ($000's)

Balance Sheet Data	# of Properties	# Beds	Investment	% Investment
Real Property (1)	188	20,172	$902,225	95%
Loans Receivable	28	2,235	43,883	5%
Total Investments	216	22,407	$946,108	100%

Investment Data	# of Properties	# Beds	Investment	% Investment	Investment per Bed
Skilled Nursing Facilities (1)	202	21,686	$881,520	93%	$41
Assisted Living Facilities	12	551	41,153	4%	75
Rehab and LTAC Hospitals	2	170	23,435	3%	138
	216	22,407	$946,108	100%	$42

1) Excludes three (3) closed facilities. We intend to sell the facilities as soon as practicable; however, there can be no assurance if, or when, these sales will be completed on terms that allow us to realize the carrying value of the assets.

Revenue Composition ($000's)

Revenue by Investment Type	Three Months Ended		Six Months Ended
	June 30, 2005		June 30, 2005
Rental Property	$22,770	93%	$44,772	91%
Mortgage Notes	1,240	5%	3,196	7%
Other Investment Income	598	2%	1,108	2%
	$24,608	100%	$49,076	100%

Revenue by Facility Type	Three Months Ended		Six Months Ended
	June 30, 2005		June 30, 2005
Assisted Living Facilities	$785	3%	$1,570	3%
Skilled Nursing Facilities	23,225	94%	46,398	95%
Other	598	3%	1,108	2%
	$24,608	100%	$49,076	100%

Operator Concentration ($000's)

Concentration by Investment	# of Properties	Investment	% Investment
Sun Healthcare Group, Inc.	30	$150,169	16%
Advocat, Inc.	33	104,224	11%
Guardian	16	80,200	8%
Essex	13	79,352	8%
CommuniCare	8	76,459	8%
Remaining Operators	116	455,704	49%
	216	$946,108	100%

Geographic Concentration ($000's)

Concentration by Region	# of Properties	Investment	% Investment
South	90	$382,040	40%
Midwest	65	247,082	26%
Northeast	29	188,047	20%
West	32	128,939	14%
	216	$946,108	100%

Concentration by State	# of Properties	Investment	% Investment
Ohio	27	$ 165,753	17%
Florida	19	119,810	13%
Pennsylvania	16	101,052	11%
California	18	63,531	7%
Texas	18	59,060	6%
Remaining States	118	436,902	46%
	216	$ 946,108	100%

Revenue Maturities ($000's)

Operating Lease Expirations & Loan Maturities	Year	Current Lease Revenue (1)	Current Interest Revenue (1)	Lease and Interest Revenue	%
	2005	$1,260	$-	$1,260	1.3%
	2006	423	3,051	3,474	3.6%
	2007	363	145	508	0.5%
	2008	877	-	877	0.9%
	2009	445	-	445	0.4%
	Thereafter	88,191	2,898	91,089	93.3%
		$91,559	$6,093	$97,652	100%

Note: (1) Based on '05 contractual rents & interest (no annual escalators)

Selected Facility Data
TTM ending 3/31/05				Coverage Data
		% Payor Mix		Before	After
	Census	Private	Medicare	Mgmt. Fees	Mgmt. Fees(1)
All Healthcare Facilities	81.9%	11.7%	12.8%	1.8 x	1.4 x

Note: (1) Implied management fee of 4%.

The following tables present selected financial information, including leverage and interest coverage ratios, as well as a debt maturity schedule for the period ending June 30, 2005.

Current Capitalization ($000's)
	Outstanding Balance*	%
Borrowings Under Bank Lines	$101,500	12%
Long-Term Debt Obligations	363,170	44%
Stockholder's Equity	367,658	44%
Total Book Capitalization	$832,328	100%
*Excludes $1.3 million premium associated with $60 million Bond Offering.

Leverage & Performance Ratios

Debt / Total Book Cap	56%
Debt / Total Market Cap	37%
Interest / EBITDA Coverage:
Second quarter 2005	3.4x

Debt Maturities ($000's)		Secured Debt
	Year	Lines of Credit (1)	Other	Senior Notes	Total
	2005	$-	$-	$-	$-
	2006	-	-	-	-
	2007	-	-	100,000	100,000
	2008	200,000	-	-	200,000
	Thereafter	-	3,170	260,000	263,170
		$200,000	$3,170	$360,000	$563,170

Note: (1) Reflected at 100% capacity.

The following table presents investment activity for the three- and six-month periods ending June 30, 2005.

Investment Activity ($000's)
	Three Months Ended		Six Months Ended
	June 30, 2005		June 30, 2005
	$ Amount	%	$ Amount	%
Funding by Investment Type:
Real Property	$59,100	100%	$117,200	100%
Mortgages	-	0%	-	0%
Other	-	0%	-	0%
Total	$59,100	100%	$117,200	100%